Exhibit 99.1

Interval Leisure Group, Inc. Adopts Stockholder Rights Plan

Miami, FL — June 10, 2009 — Interval Leisure Group (ILG), Inc. (NASDAQ: IILG) today announced that its Board of Directors has adopted a stockholder rights plan designed to protect stockholders in the event of an unsolicited takeover proposal. The plan was not implemented in reaction to any particular accumulation of shares or takeover activity.

In connection with the adoption of the stockholder rights plan, the Company’s Board of Directors declared a distribution of one preferred stock purchase right for each share of ILG’s common stock held by stockholders of record as of June 22, 2009. Under the plan, these rights will generally become exercisable only if a person or group (i) acquires beneficial ownership of 15% or more of ILG’s common stock, or (ii) announces or commences a tender or exchange offer that would result in that person or group acquiring 15% or more of ILG’s common stock. The rights plan provides certain exceptions for Liberty Media in accordance with an agreement entered into with ILG in connection with its spin-off from IAC/InterActiveCorp.

The rights are redeemable by ILG for $0.001 per right, subject to adjustment, any time before the rights become exercisable. The rights will expire on June 10, 2019 unless earlier redeemed, exchanged, or amended by ILG’s Board of Directors.

“We believe that the current trading price of our stock does not reflect the true value of Interval Leisure Group,” said Craig M. Nash, chief executive officer of ILG. “The Board has adopted this plan to allow the Company the opportunity to pursue future growth strategies by providing the Board adequate time to evaluate alternatives in the event of an unsolicited offer, thereby protecting shareholders’ interests.”

More information regarding the rights plan is contained in a Form 8-K being filed by ILG with the U.S. Securities and Exchange Commission.

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About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Its principal business segment, Interval, has been serving the vacation ownership market for more than 33 years. Its approximately two million member families have access to a comprehensive package of year-round benefits, including the opportunity to trade the use of their shared ownership vacation time for comparable accommodations within the network’s more than 2,400 resorts in over 75 countries. ILG’s other business segment is Aston, formerly ResortQuest Hawaii, which provides hotel and resort management and vacation rental services to vacationers and property owners across Hawaii, with a portfolio of more than 4,500 units in properties throughout the islands.

ILG is headquartered in Miami, Florida, and has over 2,500 employees worldwide. More information about the company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for or insolvency of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required be applicable laws, ILG does not undertake to update these forward-looking statements.

Investor Contact:	Jennifer Klein
Investor Relations
Interval Leisure Group
305-925-7302
Jennifer.Klein@iilg.com

Media Contact:	Christine Boesch
Corporate Communications
Interval Leisure Group
305-925-7267
Christine.Boesch@intervalintl.com

Interval Leisure Group

6262 Sunset Drive — Miami, Florida 33143

www.iilg.com